FOR IMMEDIATE RELEASE

Contacts:

Bob Okunski
SunPower Corporation
408-240-5447

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Reports First-Quarter 2008 Results
Company Raises FY 2008 Guidance

●	Generated first quarter 2008 revenue of $274 million, up 92% year-on-year
●	Achieved $0.15 GAAP net income share, $0.39 Non-GAAP
●	Extended VAR dealer network by more than 50 dealers in Germany, Italy and Spain
●	Expanded relationships to further penetrate both the Japanese and Korean markets
●	Received silicon from M.Setek and DC Chemical on target

SAN JOSE, Calif., April 17, 2008 – SunPower Corporation (NASDAQ: SPWR) today announced financial results for the first quarter 2008, which ended March 30, 2008.  This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.  Please note that the company has posted additional, supplemental information related to its first quarter 2008 performance on the Events and Presentations section of the Investor Relations page on the SunPower website.

Revenue for the 2008 first quarter was $273.7 million, up 22% from prior-quarter revenue of $224.3 million and up 92% from year-ago first-quarter revenue of $142.3 million.  The Components and Systems segments accounted for 35% and 65% of first-quarter revenue, respectively.

For reporting purposes, the Systems segment generally represents products and services sold directly to the system owner, while the Components segment primarily represents products sold to installers and resellers.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue.

On a GAAP basis, SunPower reported gross margin of 19.5%, total operating income of $14.8 million and diluted net income per share of $0.15.  These figures include non-cash operating expenses for amortization of purchase accounting intangible assets of $4.3 million and non-cash, stock-based compensation of $14.5 million.  Additionally, for the three months ended March 30, 2008, GAAP cost of revenue includes $2.2 million of one-time asset impairment charges relating to the discontinuation of our imaging detector product line and $3.2 million for write-offs of certain solar manufacturing equipment which became obsolete due to new processes.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets, stock-based compensation, asset impairments and equipment write-offs, SunPower reported total gross margin of 24.0%, operating income of $39.1 million and diluted net income per share of $0.39.  This compares with prior-quarter non-GAAP gross margin of 25.3%, total operating income of $32.4 million and $0.39 diluted net income per share.  The first quarter’s non-GAAP gross margin was influenced by a higher mix of revenue from our Systems segment which posted a gross margin of 23.3% for that quarter and our Component segment’s 200 basis points sequential improvement over the 2007 fourth quarter gross margin to 25.4%.  Our Component segment’s gross margin benefitted from higher volume and modestly higher average selling prices.  The increase in Components gross margin was tempered by stable silicon costs, rather than expected slightly declining silicon costs, as we secured incremental silicon supply to improve factory linearity in the first and second quarters of 2008.  Looking forward to the second quarter, we expect our first meaningful reduction in average silicon cost which will contribute to our estimated 510 to 610 basis point improvement in our Component segment’s gross margin.

“Our first quarter performance reflects the value our customers attribute to SunPower’s high-performance solar solutions,” said Tom Werner, SunPower’s CEO.  “SunPower’s market leadership will continue to be driven through our focus on brand, technology, cost and people.  We are building a strong brand based on sound fundamentals: the world’s highest performance solar technology, deployed aggressively across the  leading global markets using scalable, responsive channel platforms.

”During the first quarter of 2008, SunPower demonstrated the strength of its channel diversification.  Our dealer network continued to expand, not only in the United States, but also in three key European markets as well: Germany, Italy and Spain.  We now have more than 200 dealers serving residential and commercial rooftop markets globally with a rapidly increasing presence in Europe.   In Asia, we expanded our customer footprint with our first volume shipments into Japan and shipment of components to Samsung in Korea. Our vertical integration strategy provides us with the visibility and flexibility to serve a variety of end-markets, responding quickly to both new market opportunities as well as risks.

“SunPower is positioned to meet the needs of the market with industry-leading solar technology across the entire customer spectrum – from large-scale systems designed for utilities and large commercial clients to homeowners.  Our proprietary technology delivers the highest output per unit area of any commercially available solar system and we intend to leverage this technology by aggressively expanding our solar cell production by more than 150% in 2008 compared to 2007.  This scale, combined with lower silicon costs, higher efficiencies, thinner wafers and on-going quality and cost improvements in our factories, will drive unit cost reduction.  During the first quarter of 2008, we continued to meet or exceed our manufacturing targets across both of our fabs and our panel manufacturing facility.  First quarter accomplishments include:

●	The capacity ramp at Fab 2 remains on schedule and is expected to be completed by the end of 2009;
●	Almost half of cell production was Gen2 solar cell technology with a minimum conversion efficiency of 22%;
●	Conversion from 165 micron to 145 micron wafers remains on schedule with 100% of solar cell lines expected to be using thinner wafers by year-end 2008;
●	Silicon utilization improved to 6.3 grams per watt due to higher average solar cell efficiency and thinner wafers;
●	The fourth solar panel manufacturing line completed its production ramp allowing the company to produce more than half of its panels in-house;
●	The SunPower® T20 Tracker manufacturing facility in Spain entered volume production, supporting more than 45 MW of power plant projects currently under construction. The T20 Tracker generates up to 30% more energy than fixed-tilt systems and has been customized for the European market;
●	The first European commercial market installation was completed using our non-roof penetrating, rapid assembly SunPower® T10 Solar Roof Tile product.

“SunPower has pursued a portfolio strategy for silicon procurement, using a combination of short, intermediate and long-term supply agreements and a variety of incumbent suppliers as well as new entrants.  We have not assumed technology risk for new polysilicon refining techniques.  Our solar cell and panel manufacturing expansion plans are predicated on risk-adjusted, contracted silicon.  We believe that 100% of our projected solar cell production is secured with contracted silicon through 2010.”

SunPower’s Silicon Supply Agreement Position and Capacity Expansion Plan
	2008	2009	2010
Beginning of Year, Nameplate Capacity (megawatts)	214	414	574
Annual Production Capacity Supported by Silicon Agreements to Date (megawatts)	255	450+	650+

“We expect SunPower’s silicon supply costs to decline by approximately 10% during 2008 compared to 2007,” continued Werner.  “This cost improvement will amplify our silicon utilization benefits achieved through higher cell efficiency and thinner wafers.  We are on track to achieve our planned improvements in our cost structure, and therefore we expect to reach our target financial model of 30% gross margin, 10% operating expenses and 20% operating margin, on a non-GAAP basis, no later than the first quarter of 2009.  We are also on track to realize our mission of reducing installed systems cost by 50% by 2012.

 “Based on the strong demand trends we saw in the first quarter of 2008, we are raising our guidance for the fiscal year 2008 and expect the following non-GAAP results:  Total revenue of $1.3 billion to $1.375 billion, diluted net income per share of $2.10 to $2.20.  We are also reconfirming our 2009 forecast for total revenue to increase at least 40% from 2008 levels.  Consistent with our practice of offering guidance for the current quarter, we expect second quarter of 2008 non-GAAP total revenue of $330 million to $350 million, company non-GAAP gross margin of 23% to 24% and non-GAAP diluted net income per share of $0.48 to $0.52, reflecting a higher non-GAAP average tax rate of 24% to 25% in 2008 as compared to the tax rate in 2007 which ended at 11.0%.1

“On a business segment basis, we expect the following non-GAAP results for the second quarter 2008: Components segment revenue of $95 million to $100 million, driven by a planned increase in allocation of SunPower panels to the Systems segment, and gross margin of 30.5% to 31.5%; Systems segment revenue of $235 million to $250 million and gross margin of 20% to 21%,” said Werner.  “We expect the Components segment to benefit from the continued manufacturing ramp of our next-generation technology and lower silicon cost and the Systems segment to benefit from an increase in allocation of SunPower panels to the segment during the quarter.”2

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar- electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

1 For the full year 2008, we expect the following total company GAAP results: Revenue of $1.3 billion to $1.375 billion and diluted net income per share of $1.10 to $1.20. For the second quarter of 2008, we expect the following total company GAAP results: Revenue of $330 million to $350 million; gross margin of approximately 21 percent to 22 percent and diluted net income per share of $0.24 to $0.28, reflecting a higher GAAP average tax rate of 33% to 34% in 2008.

2 For the second quarter of 2008, we expect the Components business segment to generate GAAP revenue of $95 million to $100 million and gross margin of approximately 28 percent to 29 percent and the Systems business segment to generate GAAP revenue of $235 million to $250 million and gross margin of approximately 18.5 percent to 19.5 percent.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as “will,” “to serve,” “to meet,” intend,” “expected,” “believe,” “plan,” “expect,” “to achieve,” “to realize,” “to increase,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding (a) the company’s first meaningful reduction in average silicon cost, during the second fiscal quarter of 2008, contributing to the company’s estimated 510 to 610 basis point improvement in Component segment’s gross margin; (b) SunPower’s market leadership continuing to be driven through the company’s focus on brand, technology, cost and people; (c) the company’s vertical integration strategy providing visibility and flexibility to serve a variety of end-markets, responding quickly to both new market opportunities as well as risks; (d) the company meeting the needs of the market with industry-leading solar technology across the entire customer spectrum; (e) the company leveraging its proprietary technology by aggressively expanding its solar cell production by more than 150% in 2008 compared to 2007; (f) unit cost reduction being driven by scale, combined with lower silicon costs, higher efficiencies, thinner wafers and on-going quality and cost improvements in the company’s factories; (g) capacity ramp at Fab 2 completing by the end of 2009; (h) 100% of solar cell lines using  thinner wafers by year-end 2008; (i) 100% of the company’s solar cell production being secured with contracted silicon through 2010; (j) the company’s future silicon supply expectations and capacity expansion plans, (k) the company’s silicon supply costs declining by approximately 10% during 2008 compared to 2007; (l) cost improvements amplifying the company’s silicon utilization benefits achieved through higher cell efficiency and thinner wafers; (m) the company’s achieving its planned improvements in its cost structure; (n) the company reaching its target financial model of 30% gross margin, 10% operating expenses and 20% operating margin, on a non-GAAP basis, no later than the first quarter of 2009; (o) the company realizing its mission of reducing installed systems costs by 50% by 2012; (p) the company achieving certain GAAP and non-GAAP results, including (1) total revenue and diluted net income per share for fiscal year 2008, (2) total revenue for fiscal year 2009, (3) total revenue, gross margin, and diluted net income per share for the second quarter of fiscal year 2008, (4) the average tax rate for 2008, and (5) Components segment and Systems segment revenue and gross margin for the second quarter of fiscal year 2008; and (q) the Components segment benefiting from the continued manufacturing ramp of the company’s next-generation technology and lower silicon cost and the Systems segment benefiting from an increase in allocation of SunPower panels to the segment during the second quarter of fiscal year 2008.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include (i) the company’s ability to obtain a adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (ii) business and economic conditions and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) increases in the available supply of third party solar panels, (v) the continued availability of third-party financing arrangements for the company’s customers; (vi) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (vii) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; (viii) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (ix) production difficulties that could arise; (x) the success of the company’s ongoing research and development efforts; (xi) the company’s ability to compete with other companies and competing technologies; (xii) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; (xiii) the price and availability of third-party cells and solar panels; (xiv) liquidated damages or customer refunds for late installations arising on large scale solar projects (xv) unanticipated changes in the mix of balance of systems sales; and (xvi) other risks described in the company’s Annual Report on Form 10-K for the year ended December 30, 2007, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

#           #           #
SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar. 30,	Dec. 30,
	2008	2007

ASSETS

Cash and cash equivalents	$132,522	$285,214
Restricted cash	123,437	67,887
Investments	101,367	134,503
Accounts receivable, net	159,083	138,250
Costs and estimated earnings in excess of billings	61,675	39,136
Inventories	188,203	140,504
Deferred project costs	7,101	8,316
Prepaid expenses and other assets	88,570	65,084
Advances to suppliers	164,678	161,220
Property, plant and equipment, net	420,124	377,994
Goodwill and other intangible assets, net	245,185	235,630

Total assets	$1,691,945	$1,653,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$152,558	$119,869
Accrued and other liabilities	114,743	105,476
Convertible debt	425,000	425,000
Billings in excess of costs and estimated earnings	28,251	69,900
Customer advances	69,810	69,403

Total liabilities	790,362	789,648

Stockholders' equity	901,583	864,090

Total liabilities and stockholders' equity	$1,691,945	$1,653,738

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Mar. 30,	Apr. 1,	Dec. 30,
	2008	2007	2007

Revenue
Systems	$178,851	$78,495	$123,912
Components	94,850	63,852	100,431
	273,701	142,347	224,343

Cost of systems revenue	143,213	62,443	97,416
Cost of components revenue	77,168	47,479	79,745
	220,381	109,922	177,161

Gross margin	53,320	32,425	47,182

Operating expenses:
Research and development	4,642	2,936	3,904
Selling, general and administrative	33,858	22,371	32,068
Purchased in-process research and development	—	9,575	—

Total operating expenses	38,500	34,882	35,972

Operating income (loss)	14,820	(2,457)	11,210

Interest and other income (expense), net	2,970	1,139	(3,825)

Income (loss) before income taxes	17,790	(1,318)	7,385

Income tax provision (benefit)	5,033	(2,558)	2,509

Net income	$12,757	$1,240	$4,876

Net income per share:
- Basic	$0.16	$0.02	$0.06
- Diluted	$0.15	$0.02	$0.06

Shares used in calculation of net income per share:
- Basic	78,965	73,732	78,164
- Diluted	83,661	79,126	85,588

(In thousands, except per share data)
	THREE MONTHS ENDED			THREE MONTHS ENDED
	Mar. 30,	Apr. 1,	Dec. 30,	Mar. 30,	Apr. 1,	Dec. 30,
	2008	2007	2007	2008	2007	2007
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)*
Gross margin	$53,320	$32,425	$47,182	$65,735	$41,577	$56,731
Operating income (loss)	14,820	(2,457)	11,210	39,134	25,465	32,357
Net income per share:
-Basic	0.16	0.02	0.06	0.41	0.32	0.43
-Diluted	0.15	0.02	0.06	0.39	0.29	0.39

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  The non-GAAP adjustments included herein are primarily the result of our acquisition of SunPower Corporation, Systems or SP Systems (formerly known as PowerLight Corporation) on January 10, 2007. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of purchase accounting, stock-based compensation charges, impairment of long-lived assets and write-off of unamortized debt issuance costs. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the Company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets and fair value adjustments to deferred revenue. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets, and all other purchase accounting charges. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets, write-off of unamortized debt issuance costs, all other purchase accounting charges and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

Non-Cash Items

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Amortization of intangibles. SunPower incurs amortization of intangibles as a result of Cypress acquiring the company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangibles as a result of our acquisitions, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008, which relates to the discontinuation of our imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Purchase accounting charges. Purchase accounting charges as a result of prior acquisitions include: (1) amortization of intangibles, which includes purchased technology related to acquisitions such as existing technology, patents, brand names and trademarks; (2) fair value adjustments to deferred revenue, which is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired and (3) purchased in-process research and development expenses, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without the variability caused by purchase accounting.

o  Write-off of unamortized debt issuance costs. The market price trigger condition was met for our senior convertible debentures in late December 2007, giving holders of the convertible debt the right to convert the convertible debt in the first quarter of fiscal 2008.  As a result, SunPower accelerated the amortization of deferred debt issuance costs. Excluding this non-cash charge provides investors with a basis to compare SunPower’s period-over-period operating results because the charge is not reflective of SunPower’s historical results or its expected future expenses after such costs were fully amortized on January 2, 2008.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED
	Mar. 30,	Apr. 1,	Dec. 30,
	2008	2007	2007

GAAP gross margin	$53,320	$32,425	$47,182
Fair value adjustment to deferred revenue	—	833	—
Amortization of intangible assets	3,212	6,069	6,185
Stock-based compensation expense	3,714	2,250	3,364
Impairment of long-lived assets	5,489	—	—
Non-GAAP gross margin	$65,735	$41,577	$56,731

GAAP operating income (loss)	$14,820	$(2,457)	$11,210
Fair value adjustment to deferred revenue	—	833	—
Amortization of intangible assets	4,317	6,911	7,132
Stock-based compensation expense	14,508	10,603	14,015
Impairment of long-lived assets	5,489	—	—
Purchased in-process research and development	—	9,575	—
Non-GAAP operating income	$39,134	$25,465	$32,357

NET INCOME PER SHARE:
	THREE MONTHS ENDED
	Mar. 30,	Apr. 1,	Dec. 30,
	2008	2007	2007

Basic:
GAAP net income per share	$0.16	$0.02	$0.06
Reconciling items:
Stock-based compensation expense	0.18	0.15	0.18
Impairment of long-lived assets	0.07	—	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	0.01	—
Amortization of intangible assets	0.06	0.09	0.09
Purchased in-process research and development	—	0.13	—
Write-off of unamortized debt issuance costs	0.01	—	0.11
Tax effect	(0.07)	(0.08)	(0.01)
Non-GAAP net income per share	$0.41	$0.32	$0.43

Diluted:
GAAP net income per share	$0.15	$0.02	$0.06
Reconciling items:
Stock-based compensation expenses	0.18	0.12	0.16
Impairment of long-lived assets	0.07	—	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	0.01	—
Amortization of intangible assets	0.05	0.09	0.08
Purchased in-process research and development	—	0.12	—
Write-off of unamortized debt issuance costs	0.01	—	0.10
Tax effect	(0.07)	(0.07)	(0.01)
Non-GAAP net income per share	$0.39	$0.29	$0.39

Shares used in calculation of GAAP net income per share:
- Basic	78,965	73,732	78,164
- Diluted	83,661	79,126	85,588

Shares used in calculation of non-GAAP net income per share:
-Basic	78,965	73,732	78,164
-Diluted	83,661	79,126	85,588

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	March 30, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$2,168	$1,044	$—	$1,105	$—	$—	$—
Stock-based compensation expense	2,511	1,203	811	9,983	—	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—	—
Write-off of unamortized debt issuance costs	—	—	—	—	—	972	—
Tax effect	—	—	—	—	—	—	(5,483)
	$6,022	$6,393	$811	$11,088	$—	$972	$(5,483)

	April 1, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Fair value adjustment to deferred revenue	$833	$-	$—	$—	$—	$—	$—
Amortization of intangible assets	4,946	1,123	—	842	—	—	—
Stock-based compensation expense	1,997	253	501	7,852	—	—	—
Purchased in-process research and development	—	—	—	—	9,575	—	—
Tax effect	—	—	—	—	—	—	(5,884)
	$7,776	$1,376	$501	$8,694	$9,575	$—	$(5,884)

	December 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$4,788	$1,397	$—	$947	$—	$—	$—
Stock-based compensation expense	1,952	1,412	564	10,087	—	—	—
Write-off of unamortized debt issuance costs	—	—	—	—	—	8,260	—
Tax effect	—	—	—	—	—	—	(993)
	$6,740	$2,809	$564	$11,034	$—	$8,260	$(993)